                                                                      EXHIBIT 11
                                                                      ----------

                               GA FINANCIAL, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                        THREE MONTHS ENDED JUNE 30, 1997
                (dollars in thousands, except per share amounts)


                                                             Three Months Ended
                                                  June 30, 1997             June 30, 1996
                                             ------------------------  ------------------------

Net Income                                                $    2,018                $    2,093
                                           ===================================================


Weighted average shares outstanding:
   Weighted average shares issued                          8,158,502                 8,900,000
   Less:  Unallocated shares held by ESOP                   (661,143)                 (712,000)
   Plus:  Weighted average common shares
      to be issued using average market
       price or period and market price,
       whichever is higher                                   129,834                         -
                                           ---------------------------------------------------
                                                           7,627,193                 8,188,000
                                           ===================================================


Earnings per share                                        $      .26                $      .26
                                           ===================================================





                                                              Six Months Ended
                                                  June 30, 1997             June 30, 1996
                                             ------------------------  ------------------------

Net Income                                                $    3,875                $    3,104
                                           ===================================================


Weighted average shares outstanding:
   Weighted average shares issued                          8,291,072                 8,900,000
   Less:  Unallocated shares held by ESOP                   (661,143)                 (712,000)
   Plus:  Weighted average common shares
      to be issued using average market
       price or period and market price,
       whichever is higher                                   129,834                         -
                                           ---------------------------------------------------
                                                           7,759,763                 8,188,000
                                           ===================================================


Earnings per share                                        $      .50                $      .38
                                           ===================================================
